UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2013

Total System Services, Inc.

(Exact name of registrant as specified in its charter)

Georgia	1-10254	58-1493818
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One TSYS Way, Columbus, Georgia		31901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (706) 649-2310

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 22, 2013, Total System Services, Inc. (the “Company”) closed its sale (the “Transaction”) of $550,000,000 aggregate principal amount of 2.375% Senior Notes due 2018 and $550,000,000 aggregate principal amount of 3.750% Senior Notes due 2023 (collectively, the “Notes”) pursuant to an agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the underwriters listed on Schedule 1 thereto (the “Underwriters”), whereby the Company agreed to sell and the Underwriters agreed to purchase the Notes from the Company, subject to and upon the terms and conditions set forth in the Underwriting Agreement. The Company intends to use the net proceeds of the Transaction to pay a portion of the $1.4 billion purchase price of the Company’s acquisition of NetSpend Holdings, Inc. and related fees and expenses. The Notes were issued pursuant to an Indenture dated as of May 22, 2013 between the Company and Wells Fargo Bank, National Association, as trustee.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. The Company is filing this Current Report on Form 8-K so as to file with the Securities and Exchange Commission certain items related to the Transaction which are to be incorporated by reference into its Registration Statement on Form S-3ASR (Registration No. 333-188453).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 15, 2013, between Total System Services, Inc. and J.P. Morgan Securities LLC

4.1	Indenture, dated May 22, 2013, between Total System Services, Inc. and Wells Fargo Bank, National Association, as trustee

4.2	Form of 2.375% Senior Note due 2018

4.3	Form of 3.750% Senior Note due 2023

5.1	Opinion of King & Spalding LLP

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.

Date: May 22, 2013	By:	/s/ Kathleen Moates
Kathleen Moates Senior Deputy General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 15, 2013, between Total System Services, Inc. and J.P. Morgan Securities LLC

4.1	Indenture, dated May 22, 2013, between Total System Services, Inc. and Wells Fargo Bank, National Association, as trustee

4.2	Form of 2.375% Senior Note due 2018

4.3	Form of 3.750% Senior Note due 2023

5.1	Opinion of King & Spalding LLP

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1)

4